Exhibit 10.2
                                                                   ------------


                         SUBORDINATION, RECOGNITION AND
                              ATTORNMENT AGREEMENT


       THIS SUBORDINATION, RECOGNITION, AND ATTORNMENT AGREEMENT (this "Agreement") is made as of this 16th day of August, 2002 by and among RESNICK SEAPORT, LLC (as successor-in-interest to Resnick Water St. Development Co.), having an address at 110 East 59th Street, New York, New York 10022 ("Landlord"), PRUDENTIAL SECURITIES INCORPORATED, having an address at One New York Plaza, 3rd Floor, New York, New York 10292-0131 ("Sublandlord"), and EURO BROKERS INC., a New York corporation having an address at One New York Plaza, 16th Floor, New York, New York 10292 ("Subtenant").

                                    RECITALS

       (A) Landlord and Sublandlord have entered into that certain Amendment and Restatement of Lease dated as of January 1, 1993, as amended by that certain Amendment and Clarification of Lease dated as of April 30, 1993 (said lease as amended and as same may hereafter be amended, the "Overlease"), whereby Landlord leased certain premises in the building known as 199 Water Street, New York, New York (the "Building") to Sublandlord.

       (B) Sublandlord and Subtenant have entered into that certain sublease dated as of August 1, 2002 (the "Sublease"), whereby Sublandlord leased to Subtenant the entire 18th and 19th floors in the Building containing 61,526 rentable square feet (the "Sublease Premises"), all as is more particularly set forth in the Sublease.

       (C) Sublandlord and Subtenant have requested Landlord's consent to the Sublease and Landlord's agreement to recognize the Sublease and Landlord has agreed to grant such consent and recognition upon the terms and conditions set forth herein.

       NOW, THEREFORE, in consideration of the foregoing recitals, which are incorporated herein by this reference, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant and agree as follows:

       1. Landlord hereby consents to the Sublease, and such consent shall have no effect on the provisions of the Overlease and shall not constitute a waiver of any breach of the performance of Sublandlord's obligations thereunder. Sublandlord shall remain liable, throughout the term of the Overlease, for the performance of all of Sublandlord's obligations thereunder, including, without limitation, the payment of rent and additional rent due under the Overlease. Landlord's consent shall not, without limitation, constitute:

              (a) Landlord's consent to any assignment of the Overlease or Sublease or any further sublease of all or any part of the Sublease Premises;

              (b) Landlord's consent to the performance of any work in and to the Sublease Premises, except after compliance, and in accordance with all applicable provisions of the Overlease and the Rules and Regulations annexed as Exhibit K thereto, other than Landlord's conceptual approval of Subtenant

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installing (i) louvers in accordance with the Louver Location Plan (annexed to the Sublease), (ii) an internal staircase in accordance with the Internal Staircase Location Plan (annexed to the Sublease), and (iii) certain telecommunications and electrical risers and equipment in accordance with the Telco and Electrical Riser Diagram annexed to the Sublease (the installations referred to in clause (i), (ii) and (iii) being hereinafter collectively referred to as the "Pre-Approved Work Concepts"); provided, however, notwithstanding Landlord's conceptual approval of the Pre-Approved Work Concepts, Subtenant hereby agrees that the Pre-Approved Work Concepts are all Structural Alterations (as hereinafter defined) and, in accordance with the provisions of Section 6(c) of this Agreement, Subtenant must first comply with the provisions relating to Structural Alterations set forth on Exhibit B annexed hereto, including, without limitation, submitting detailed architectural, mechanical and structural drawings for Landlord's approval.

              (c) a construction or an acknowledgment of the accuracy of any recital or statement set forth in the Sublease;

              (d) Landlord's agreement to accept any surrender of the Overlease and/or the demised premises under the Overlease;

              (e) Landlord's agreement to deal directly with Subtenant in connection with the payment of any rent or additional rent due under the Overlease, and, except as expressly set forth in Section 9 of this Agreement, to furnish or provide services, repairs, authorizations, equipment and access pursuant to the Overlease;

              (f) Landlord's recognition of any right of Subtenant to enforce, or participate in the enforcement of, any rights of Sublandlord under the Overlease; or

              (g) any limitation on the right of Landlord to amend the Overlease.

       2. The Sublease and the leasehold estate created thereby are hereby unconditionally subordinated, and made subordinate to, the Overlease and the leasehold estate created thereby; and the Overlease and the leasehold estate created thereby shall unconditionally be and remain at all times prior and superior to the Sublease and to the leasehold estate created thereby. This provision shall be self-operative and no further instrument shall be required to confirm or perfect such subordination. However, at the request of Landlord, Subtenant shall execute and deliver such other documents as Landlord reasonably requests and take such other actions as Landlord reasonably requests in order to perfect, confirm or effectuate such subordination. Except as is expressly set forth in this Agreement, Subtenant acknowledges that the Sublease does not, and is not intended to, grant Subtenant any greater rights in, to or with respect to the Sublease Premises than are granted to Sublandlord by the Overlease.

       3. In the event of the termination of the Overlease by re-entry, notice, conditional limitation, summary proceeding or other action or proceeding, or if the Overlease otherwise terminates or expires for any reason (other than any termination of the Overlease by reason of casualty or condemnation) before the expiration of the term (as such term may be renewed or extended pursuant to the terms of the Sublease or this Agreement, the "Term") of the Sublease (the date of any such termination or expiration of the Overlease being herein called the "Succession Date"), Landlord shall give prompt notice

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thereof to subtenant (said notice, the "Notice of Termination"). The Notice of
Termination shall include a statement of all non-monetary defaults then known to Landlord which relate to the Sublease Premises and which are susceptible of being cured by Subtenant. Provided that (i) no Event of Default (as hereinafter defined) is then continuing, and (ii) Landlord shall have received, within ten
(10) business days after the giving of the Notice of Termination, (x) all Direct Sublease Rents (as hereinafter provided) due and owing under the Sublease through the end of the month in which the Succession Date occurs (less any amounts in fact already paid by Subtenant to Sublandlord for such month), or if later, all Direct Sublease Rents through the month in which payment is made to Landlord (less any amounts in fact already paid by Subtenant to Sublandlord for the month in which the Succession Date occurred), (y) a counterpart original of the Sublease and all amendments thereto, and (z) an agreement in writing signed by Subtenant (the execution of which shall not constitute a waiver by Subtenant of its right to contest the matters contained therein) to cure all non-monetary defaults which Landlord has specified in the Notice of Termination which are not an Event of Default under the Sublease, then:

              (a) Subtenant shall not be named or joined in any action or proceeding to remove or evict Sublandlord or Subtenant unless such joinder is required by law in order to perfect such action or proceeding;

              (b) such termination or expiration of the Overlease shall not terminate the Sublease or disturb Subtenant's possession and quiet enjoyment of the Sublease Premises in accordance with the terms of the Sublease;

              (c) except as provided herein or in the Sublease, neither the leasehold estate under the Sublease nor any of Subtenant's rights under the Sublease shall be affected in any manner by any such termination or expiration of the Overlease or in or by any such action or proceeding; and

              (d) the Sublease shall continue in full force and effect as a direct lease between Subtenant and Landlord upon all of the terms, covenants, conditions and agreements as are set forth in the Sublease, except that:

                     (i)    Landlord shall not be:

                            (A)    bound by any amendment or modification of the
Sublease made without the written consent of Landlord, or

                            (B)    bound by any surrender of the Sublease
voluntarily accepted by any prior landlord under the Sublease (x) after such prior landlord's having terminated, or given notice of termination of, the Overlease or (y) in anticipation of such prior landlord terminating, or giving notice of termination of, the Overlease, unless Landlord shall have consented thereto in writing, or

                            (C)    bound by any rent or additional rent which
Subtenant might have paid for more than the current month or billing period to any prior landlord under the Sublease, unless Landlord shall have consented thereto;

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                            (D)    bound by any free rent periods to which
Subtenant may be entitled under the Sublease;

                            (E)    liable for any previous act or omission of
any prior landlord under the Sublease (including any breach of any representation or warranty made by any prior landlord in the Sublease), or for any damages or other relief attributable thereto, except to the extent Landlord has prior written notice thereof and such act or omission continues beyond the Succession Date;

                            (F)    subject to any defense, offset or
counterclaim accrued in favor of Subtenant against any prior landlord under the Sublease, except to the extent Landlord has prior written notice thereof and that the cause for such defense, offset or counterclaim continues beyond the Succession Date;

                            (G)    liable for any security deposit or other
monies deposited with Sublandlord, except to the extent actually turned over to Landlord;

                            (H)    except as may be expressly provided for in
this Agreement, bound by any provision of the Sublease which (x) grants, or purports to grant, to Subtenant any rights greater than the rights granted to Sublandlord under the Overlease, as said rights may be modified hereby, including, without limitation, Sections 4(d), 8(b), 8(c), 13, 14, 15, 18(b), 18(e), 26, 27, 28 and 29 (collectively, the "Excluded Provisions"), or (y) conflicts in any respect with the Overlease; and

                            (I)    bound by any agreement of any prior landlord
to perform or pay or contribute towards the costs of any work in or about the Sublease Premises;

                     (ii) effective as of the Succession Date, the Sublease shall be, and is hereby, deemed automatically amended, notwithstanding any provision to the contrary set forth in the Sublease, as follows:

                            (A)    the monthly fixed rental, tax and expense
escalation payments and electricity payments (to the extent the same are payable directly to Landlord or Sublandlord and not to the applicable utility provider) shall be increased, from time to time during the Term, to the greater of (I) the Base Rent, Tax Payments and Operating Payments, and electricity payments (to the extent the same are payable directly to Landlord or Sublandlord and not to the applicable utility provider) payable to Sublandlord under the Sublease, and (II) an amount equal to Subtenant's Rent Share (as hereinafter defined) of all fixed rental, tax and expense escalation payments and electricity payments (to the extent the same are payable directly to Landlord and not to the applicable utility provider) that would have been payable by Sublandlord under the Overlease for the balance of the term thereof (such greater amount, the "Direct Sublease Rents"); it being acknowledged and agreed to by Subtenant that during the Term such Direct Sublease Rents will sometimes be calculated pursuant to the immediately preceding clause (I) and will sometimes be calculated pursuant to the immediately preceding clause (II), whichever is greater from time to time. As used in this Agreement, the term "Subtenant's Rent Share" shall mean:

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                                   (x)    with respect to the calculation of tax
       escalation payments:

                                          (i)    if the Building shall be
              comprised of separate condominium units, all of the Taxes (as such term is defined in the Overlease) for each Tax Year (as such term is defined in the Overlease) applicable to each Unit (as such term is defined in the Overlease) comprising the Sublease Premises; provided, however, if any portion of the Sublease Premises shall not comprise an entire Unit, then with respect to such portion of a Unit leased by Subtenant, Subtenant shall pay its proportionate share of the Taxes for each Tax Year applicable to such Unit calculated by dividing (A) the rentable square footage of the Sublease Premises within such Unit by (B) the rentable square footage of such Unit, and

                                          (ii)   if the Building shall not be
              comprised of separate condominium units, Subtenant's proportionate share, calculated in the same manner as Subtenant and Sublandlord calculated Subtenant's proportionate share in Section 4(c)(i) of the Sublease, except that such calculation shall reflect the rentable square footages contained, respectively, in the Sublease Premises and the premises demised under the Overlease on the Succession Date; and

                                   (y)    with respect to the calculation of
       fixed rental, expense escalation payments and electricity payments (to the extent the same are payable directly to Landlord and not to the applicable utility provider), Subtenant's proportionate share, calculated in the same manner as Subtenant and Sublandlord calculated Subtenant's proportionate share in Section 4(c)(i) of the Sublease, except that such calculation shall reflect the rentable square footages contained, respectively, in the Sublease Premises and the premises demised under the Overlease on the Succession Date.

As of the Succession Date, any provision of the Sublease which conflicts with this clause (A) shall be deemed deleted and of no further force or effect;

                            (B)    the rate for all other additional rental
payments (not addressed in clause (A) immediately above) that are payable from and after the Succession Date shall be increased, from time to time during the Term, to the greater of (I) the rates therefor applicable under the Sublease and
(II) the rates therefor applicable to the Sublease Premises under the Overlease; it being acknowledged and agreed to by Subtenant that during the Term such additional rent rates will sometimes be calculated pursuant to the immediately preceding clause (I) and will sometimes be calculated pursuant to the immediately preceding clause (II), whichever is greater from time to time. As of the Succession Date, any provision of the Sublease which conflicts with this clause (B) shall be deemed deleted and of no further force or effect;

                            (C)    the Excluded Provisions are to be deemed
deleted from the Sublease, and,

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                                   (I)    with respect to the deleted Section
       4(d) of the Sublease, Subtenant shall instead be entitled to receive no less than 4.5 watts per rentable square foot, exclusive of electricity for any Building standard heating, ventilation and air-conditioning facilities (but inclusive of perimeter fan coil load), which electricity may be reallocated by Subtenant (at its sole cost and expense), from time to time, within the Sublease Premises, and which electricity may, at Subtenant's option, be directly metered (and paid for by Subtenant) to the public utility providing such electricity. If Subtenant reasonably requests, Landlord shall use reasonable efforts to make additional electricity available to Subtenant (at Landlord's then-current charge therefor, and with any and all installation costs being the sole obligation of Subtenant) if in Landlord's sole discretion the same is available (taking into account the present and reasonably estimated future needs of Landlord, and all existing and prospective tenants in the Building) and will not cause permanent damage or injury to the Building or the Sublease Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense (unless Subtenant agrees to pay for the same) or interfere with or disturb other tenants or occupants;

                                   (II)   with respect to the deleted Section
       18(b) of the Sublease, (x) if Sublandlord's condenser water system providing the condenser water to Subtenant and referenced in Section 18(b) of the Sublease is in good working order on the Succession Date (or if Sublandlord's condenser water system is not in good working order on the Succession Date but Subtenant repairs same (at its sole cost and expense and in accordance with the provisions of Section 6(c) hereof) within forty-five (45) days after the Succession Date, or, if such repairs are not reasonably susceptible of being completed within such forty-five (45) days, then within such time as is reasonably necessary to complete same), then such Section 18(b) of the Sublease shall not be deleted but instead shall be deemed fully applicable, except that such
       Section 18(b) shall be deemed modified to reflect that at Landlord's option, Landlord may supply such condenser water from either Sublandlord's condenser water system or any other condenser water system in the Building; and (y) if Sublandlord's condenser water system is not in good working order on the Succession Date, then Landlord shall (1) provide Subtenant with a pro rata share of the amount of condenser water then being provided to other tenants in the Building occupying a similar amount of space as Subtenant, and (2) at Subtenant's reasonable request, use reasonable efforts to make additional condenser water available to Subtenant (at Landlord's then-current charge therefor, and with any and all installation costs being the sole obligation of Subtenant) if in Landlord's sole discretion the same is available (taking into account the present and reasonably estimated future needs of Landlord, and all existing and prospective tenants in the Building) and will not cause permanent damage or injury to the Building or the Sublease Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense (unless Subtenant agrees to pay for the same) or interfere with or disturb other tenants or occupants. Sublandlord hereby acknowledges and agrees that ownership of Sublandlord's condenser water system will revert to Landlord on the Succession Date; and

                                   (III)  with respect to the deleted Section
       18(e) of the Sublease, if Sublandlord's emergency power supply system

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       providing emergency power to Subtenant and referenced in Section 18(e) of the Sublease is in good working order on the Succession Date, then such
       Section 18(e) of the Sublease shall not be deleted but instead shall be deemed fully applicable (and if such emergency power supply system is not in good working order on the Succession Date, this clause (III) shall be deemed null and void and of no force and effect whatsoever). Sublandlord hereby acknowledges and agrees that ownership of Sublandlord's emergency power system will revert to Landlord on the Succession Date;

                            (D)    notwithstanding any provisions contained in
either the Sublease or the Overlease to the contrary, unless otherwise directed in writing by Landlord not less than four (4) months prior to the Expiration Date, Subtenant shall on or prior to the Expiration Date demolish any internal stairway and louvers existing in the Sublease Premises, repair in a first-class manner all cuts in the floor slab for such stairway or walls for such louvers, as the case may be, and restore the ceiling, floor and/or walls, as the case may be, in the Sublease Premises where such cuts existed to a condition substantially similar to that which exists in the balance of the Sublease Premises;

                            (E)    with respect to the deleted Section 29 of the
Sublease, such Section 29 shall be replaced in its entirety with the expedited arbitration procedures (relating to disputes over Landlord unreasonably withholding, delaying or conditioning its consent when required to be reasonable) annexed hereto as Exhibit A, which by this reference is hereby incorporated herein; and

                            (F)    Section 4(f) of the Sublease shall be deemed
deleted and replaced in its entirety with the following provision: "Each Operating Expense Statement and Tax Statement given pursuant to Section 4(e) of this Sublease to Subtenant shall be binding upon Subtenant unless, within ninety
(90) days after its receipt thereof, Subtenant notifies (an "OES Objection Notice") Landlord of its disagreement therewith, specifying the portion thereof with which Tenant disagrees. Subtenant shall have the right, upon reasonable notice, provided the OES Objection Notice shall have been timely and properly given and no Event of Default shall then exist, to audit Landlord's records regarding Operating Expense Payments and Tax Payments, but not more frequently than once a year and only during or within the period that ends on the date that is one hundred eighty (180) days from the date Subtenant shall have received the applicable Operating Expense Statement. Subtenant covenants that (i) it will hold the results of any investigation into Landlord's records in the strictest confidence (provided, however, that Subtenant may discuss the results of the audit with its attorneys, accountants and other consultants and use the information obtained in the audit to the extent required in any legal or arbitration proceedings related thereto or as may be required by law); (ii) it will cause any consultants retained by it to make a similar covenant for the benefit of Landlord; and (iii) the compensation payable to no party retained by it in connection with such an audit shall depend or be contingent, in whole or in part, on the results of any such audit or the resolution of any dispute with Landlord regarding Operating Expense Payments and Tax Payments. Pending resolution of such dispute, Subtenant shall, without prejudice to its rights, pay all amounts determined by Landlord to be due, subject to prompt refund by Landlord (without interest) upon any contrary determination."

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       4.     As used herein, the term "Event of Default" shall mean:

              (a) the failure of Subtenant to perform any of its obligations under the Sublease and the continuance of such failure after the giving by Sublandlord of such notice and the lapse of such period as shall be under the terms of the Sublease a condition to Sublandlord terminating the Sublease on account thereof, or

              (b) the failure of Subtenant to perform any of its obligations or comply with any of the provisions hereunder and the continuance of such failure for thirty (30) days after Landlord gives Subtenant notice thereof specifically referring to this Section 4 and the specific failure to which such notice relates; provided, however, that if (i) the nature of such failure is such that it cannot reasonably be cured within such thirty (30) days, (ii) within such thirty (30) days Subtenant commences to cure such failure, and (iii) Subtenant thereafter diligently prosecutes such cure, then the aforesaid period shall be extended for so long as Subtenant is diligently prosecuting such cure (but in no event shall such extension exceed six (6) months).

       5. From and after the date hereof, Subtenant shall not, notwithstanding any provision in the Sublease to the contrary:

              (a) amend or modify the Sublease without the written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed provided that such amendment or modification shall, in Landlord's reasonable determination, neither materially increase the obligations nor materially diminish the rights of Landlord thereunder or under this Agreement; provided that the failure to obtain Landlord's consent thereto shall not be an Event of Default hereunder and Landlord's only remedy therefor shall be that Landlord shall not be bound by such amendment or modification made without the written consent of Landlord, or

              (b) pay any rent or additional rent for more than the current month or billing period without the written consent of Landlord; provided that the failure to obtain Landlord's consent thereto shall not be an Event of Default hereunder and Landlord's only remedy therefor shall be that Landlord shall not be bound by any such rent or additional rent which Subtenant shall have paid for more than the current month or billing period without the written consent of Landlord.

       6.     It is a condition to the (i) consent granted by Landlord in
Section 1 of this Agreement and (ii) agreements of Landlord set forth in Section 3 of this Agreement, that the Sublease is deemed amended and modified as of the date hereof (which amendments and modifications shall continue in full force and effect after the Succession Date) to reflect that:

              (a) notwithstanding any provisions of the Sublease to the contrary, including, without limitation, the provisions of Sections 3, 4 and 5 of the Sublease, from and after the giving of a notice (a "Sublandlord Default Notice") from Landlord to both Subtenant and Sublandlord, Subtenant shall pay all Base Rent (as such term is defined in the Sublease), Additional Rent (as such term is defined in the Sublease) and other charges payable by Subtenant under the Sublease directly to Landlord; it being agreed, however, that Sublandlord shall not give a Sublandlord Default Notice until such time as an Event of Default (as such term is defined in the Overlease) shall have occurred under the Overlease. Landlord hereby agrees to credit all Base Rent, Additional Rent and other charges received from Subtenant pursuant to this clause (a) from and after the giving of a Sublandlord Default Notice to amounts owed by

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Sublandlord under the Overlease. Sublandlord hereby consents to Subtenant paying said rent directly to Landlord from and after the giving of a Sublandlord
Default Notice and agrees that such payment shall be deemed to be in full satisfaction of Subtenant's obligation with respect thereto under the Sublease;

              (b) Subtenant shall not sub-sublease all or any portion of the Sublease Premises or assign the Sublease, except in accordance with the sublet and assignment provisions annexed hereto as Exhibit B, which by this reference is hereby incorporated herein;

              (c) Subtenant's alterations at the Sublease Premises shall be subject to the provisions annexed hereto as Exhibit C, which by this reference is hereby incorporated herein;

              (d) Subject to compliance with the provisions of Section 23.1 of the Overlease (except that the individuals to receive telephonic notice on behalf of Subtenant shall be Subtenant's office manager at the Sublease Premises or any party identified as a notice party on behalf of Subtenant set forth in this Agreement), Landlord, without being accompanied by a representative of Subtenant if such representative is not present at the time identified by Landlord when providing prior notice, may enter those portions of the Sublease Premises which are designated by Subtenant from time to time as restricted areas pursuant to Section 25(e) of the Sublease; and

              (e) notwithstanding the provisions of Article 24 of the Sublease to the contrary, the Security Deposit (as such term is defined in the Sublease) may only be in the form of cash (and not in the form of a letter of credit), shall be held in an interest bearing account, and Section 10 of this Agreement shall apply thereto.

       7. In the event that Sublandlord fails to timely renew or elects not to renew the Overlease, then Landlord hereby grants to Subtenant the right to renew the Sublease directly with Landlord, subject to and in accordance with the provisions of this Agreement and the renewal provisions annexed hereto as Exhibit D, which by this reference is hereby incorporated herein.

       8. Landlord hereby grants to Subtenant the right of first offer to lease the entire 17th floor of the Building directly from Landlord, subject to and in accordance with the provisions of this Agreement and the right of first offer provisions annexed hereto as Exhibit E, which by this reference is hereby incorporated herein.

       9. As is set forth in Section 18 of the Sublease, Landlord hereby grants to Subtenant the right to directly request, in accordance with the applicable provisions of the Overlease, that Landlord make available and provide to Subtenant and the Sublease Premises any services to which Sublandlord is entitled under and pursuant to the provisions of the Overlease; it being agreed by all of the parties hereto, however, that, notwithstanding the provisions of
Section 18 of the Sublease to the contrary, the obligation to pay for any such services requested by Subtenant is and shall remain the principal obligation and liability of Sublandlord under the Overlease and all bills rendered by Landlord on account of such services shall be delivered to Sublandlord for payment by Sublandlord pursuant to the provision of the Overlease. In furtherance of the foregoing, Sublandlord hereby (i) agrees to timely pay for any such services

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rendered by Landlord to Subtenant and/or the Sublease Premises in accordance with the provisions of the Overlease, and assumes any and all cost, expense and liability incurred by Landlord on account of the rendering of such services to Subtenant as if such services were requested by and rendered in favor of Sublandlord, and (ii) indemnifies and agrees to hold Landlord harmless from any and all loss, cost, expense and liability on account of the rendering of such services directly to Subtenant.

       10. Notwithstanding the provisions of Article 24 of the Sublease to the contrary, Landlord, Subtenant and Sublandlord hereby acknowledge that as of the date hereof the Security Deposit is being held by Landlord. At all times prior to the Succession Date, Landlord is holding the Security Deposit for the benefit of Sublandlord, but as a depository only, in accordance with and subject to the provisions annexed hereto as Exhibit F, which by this reference is hereby incorporated herein. If, at any time prior to the Succession Date, Landlord shall receive written notice from Sublandlord directing Landlord to deliver all or any portion of the Security Deposit to Sublandlord (a "Draw Notice"), Landlord shall promptly comply with the directions contained in the Draw Notice without any further duty or obligation upon Landlord whatsoever (including, without limitation, to deliver written notice to Subtenant); provided, however, if Sublandlord shall be in default (beyond all applicable notice and grace periods) under the Overlease at the time that Landlord shall receive a Draw Notice, (x) Landlord is hereby irrevocably authorized by both Sublandlord and Subtenant to draw from the Security Deposit the amount specified in such Draw Notice, and to retain such monies and apply same towards any and all amounts owed under the Overlease ("Redirected Funds"), and (y) Sublandlord hereby agrees that notwithstanding that the Redirected Funds requested in its Draw Notice were retained by Landlord, as between Sublandlord and Subtenant, Sublandlord shall be deemed to have received the Redirected Funds and applied them for the benefit of Subtenant against any outstanding obligations of Subtenant under the Sublease. From and after the Succession Date, Landlord shall hold the Security Deposit for its own benefit (Sublandlord hereby agreeing that from and after the Succession Date it shall no longer have any right, title or interest in and to the Security Deposit whatsoever) in accordance with and subject to the provisions of Article 24 of the Sublease; it being acknowledged and agreed to by Subtenant, however, that (I) on the Succession Date, Landlord shall only be deemed to hold that amount of the Security Deposit, if any, which has not been previously drawn upon by Sublandlord, and (II) if, on the Succession Date, any amount of the Security Deposit has previously been drawn upon by Sublandlord and such amount is not replenished upon demand in accordance with the provisions of Section 24 of the Sublease, such failure shall be an Event of Default under the Sublease and this Agreement.

       11. Landlord hereby agrees to cooperate with Sublandlord, and Sublandlord agrees to cooperate with Subtenant (at no out-of-pocket cost to Landlord) in Subtenant's effort to obtain and realize benefits (including, without limitation, sales tax relief, energy credits and discounts) from the State and/or City of New York (or other governmental authorities) in connection with the Sublease Premises, which cooperation shall include, among other things, Landlord passing on directly to Sublandlord, and Sublandlord passing on directly to Subtenant, the full amount of any such benefits received if the same are structured to flow from the applicable authority through Landlord and Sublandlord to Subtenant.

       12.    Subtenant acknowledges and agrees that the provisions of Section
35.18 of the Overlease shall not be deemed to be incorporated into the Sublease (notwithstanding any provision of the Sublease to the contrary), and that

                              Page 66 of 117 Pages

Landlord may, in its sole discretion at any time, elect to modify the Condominium Documents (as such term is defined in the Overlease) and/or make any other changes to the condominium structure at the Building, including without limitation, eliminating the condominium regime in its entirety; provided, however, that in connection therewith, Subtenant's obligations under the Sublease may not be materially increased and Subtenant's rights under the Sublease may not be materially diminished.

       13. Subtenant acknowledges and agrees that notwithstanding that the provisions of Section 35.5 of the Overlease are incorporated into the Sublease, that the incorporation thereof does not grant any self-help right to Subtenant as against Landlord, and that Subtenant may not directly exercise the remedy of self-help against Landlord on account of any service not timely provided or any obligation not timely satisfied by Landlord under the Overlease, the Sublease or this Agreement; for clarification purposes, the incorporation of said Section
35.5 of the Overlease into the Sublease shall only relate to services being provided directly by Sublandlord to Subtenant, such as, by way of example only (and not limitation), the provision by Sublandlord to Subtenant of (x) condenser water pursuant to Section 18(b) of the Sublease and (y) emergency power pursuant to Section 18(e) of the Sublease. Furthermore, from and after the Succession Date, Section 35.5 of the Overlease shall no longer be incorporated into the Sublease and Subtenant shall have no further self-help rights under the Sublease or this Agreement whatsoever.

       14. Promptly after any party hereto shall so request, the other party hereto to whom such request is directed shall execute and deliver to the requesting party an instrument stating (a) that as between such parties this Agreement is then in full force and effect and has not been modified (or if modified, setting forth all such modifications), and (b) whether, to the best of the knowledge of such other party, the requesting party has failed to perform any of its obligations hereunder and if so, the particulars of such failure.

       15. Whenever (x) Subtenant receives from Sublandlord a notice the effect of which is to commence the running of any notice, grace or cure period with respect to any material default by Subtenant under the Sublease, Subtenant shall promptly give a copy of such notice to Landlord, and (y) Landlord issues to Sublandlord a notice the effect of which is to commence the running of any notice, grace or cure period with respect to any material default by Sublandlord under the Overlease which affects the Sublease Premises, Landlord shall endeavor, as a mere courtesy only, to promptly give a copy of such notice to Subtenant (it being agreed, however, that Landlord shall have no liability to Subtenant whatsoever for failing to deliver a copy of such notice to Subtenant). Subtenant shall furnish Landlord with such information known to Subtenant as Landlord shall reasonably request with respect to the status of the default referred to in any notice referred to in clause (x) above, including, without limitation, Sublandlord's exercise of its remedies on account thereof.

       16. If pursuant to Section 3 hereof Landlord succeeds to the interest of Sublandlord under the Sublease, Subtenant shall be bound to Landlord under all of the terms, covenants and conditions of the Sublease for the balance of the term thereof, with the same force and effect as if Landlord were the landlord under the Sublease, and Subtenant does hereby attorn to Landlord as the landlord under the Sublease, such attornment to be effective and self-operative upon the Succession Date without the execution of any further instruments;

                              Page 67 of 117 Pages
provided, however, that Subtenant agrees promptly to execute and deliver to Landlord such other instruments as Landlord shall reasonably request to evidence such attornment.

       17. Nothing in this Agreement shall be deemed to be or construed to be an agreement by Landlord to perform any covenant of Sublandlord as the landlord under the Sublease.

       18. This Agreement (together with all of the exhibits annexed hereto, which by this reference are hereby incorporated herein) shall be the whole and only agreement with regard to the subordination of the Sublease and the leasehold estate created thereby to the Overlease, and shall supersede and cancel, but only insofar as would affect the priority between the Sublease and the Overlease, any prior agreements as to such subordination.

       19. This Agreement may, be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original, and all of which counterparts taken together shall constitute but one and the same instrument. Signature and acknowledgement pages may be detached from the counterparts and attached to a single copy of this Agreement to physically form one document. This Agreement shall not be recorded.

       20. Except as hereinafter provided, this Agreement may not be modified or terminated orally or in any manner other than by an agreement in writing signed by the parties hereto or their respective successors-in-interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors-in-interests. Wherever the term "Sublease" is used in this Agreement or the Exhibits, such term shall mean and refer to the Sublease as modified by this Agreement. The terms "Landlord," "Sublandlord" and "Subtenant" shall include such successors-in-interest. Notwithstanding the foregoing however or anything else contained in this Agreement, if a mortgagee or superior lessor succeeds to the interest of Landlord under the Overlease by reason of foreclosure, deed in lieu of foreclosure, lease termination or other like remedy upon the default of Landlord, then this Agreement shall not be binding on such mortgagee or superior lessor (unless such mortgagee or superior lessor shall have previously agreed in writing, or upon such succession date agrees in writing, to be bound by Landlord's obligations under this Agreement).

       21. The interpretation, validity and enforcement of this Agreement shall be governed by and construed under the laws of the State of New York.

       22. Whenever Subtenant alleges that Landlord has acted unreasonably with respect to a matter arising under this Agreement with respect to which Landlord is obligated to be reasonable (but not with respect to any matter which is within Landlord's sole discretion), Subtenant's sole remedy therefor shall be to bring an action for declaratory judgment or specific performance requiring Landlord to act reasonably in the applicable matter or, in the alternative, Subtenant may send a notice to Landlord specifying the matter with respect to which it alleges that Landlord acted unreasonably and electing to have the dispute resolved by an expedited hearing procedure conducted in accordance with the rules of the American Arbitration Association as then in effect in New York City, and subject also to the following: (1) the hearing officer shall have no authority to make any determination other than to require Landlord to act in a reasonable manner as to the matter in dispute; (2) the determination by the hearing officer shall be conclusive upon the parties and shall be made within seven (7) days after the hearing is completed; and (3) if (x) Landlord is

                              Page 68 of 117 Pages
determined not to have acted unreasonably, Subtenant shall pay the fees of the hearing officer, and (y) Landlord is determined to have acted unreasonably, Landlord shall pay such fees.

       23. All notices and other communications to be made hereunder to the parties hereto shall be in writing and shall be deemed duly given if personally delivered, sent by a nationally recognized courier service, or mailed by registered or certified mail, return receipt requested, addressed to such party at the address set forth below for such party or as such party shall have last designated by notice in writing to the other parties hereto. Notices shall be deemed received when personally delivered or upon receipt if mailed or sent by a courier service.

              To Landlord:
              -----------

                     Resnick Seaport, LLC
                     c/o Jack Resnick & Sons, Inc.
                     110 East 59th Street
                     New York, New York 10022
                     Attention: Scott N. Resnick

                     and

                     Resnick Seaport, LLC
                     c/o Jack Resnick & Sons, Inc.
                     110 East 59th Street
                     New York, New York 10022
                     Attention: Kalpana Gajjar, Esq.

              with a copy to:

                     Fried, Frank, Harris, Shriver & Jacobson
                     One New York Plaza
                     New York, New York 10004
                     Attention: Jonathan Mechanic, Esq.

              To Sublandlord:
              --------------

                     Prudential Securities Incorporated
                     One New York Plaza, 3rd Floor
                     New York, New York 10292-0131
                     Attention: Senior Vice President, Real Estate/Facilities
                                Management

                              Page 69 of 117 Pages

              To Subtenant:
              ------------

                     Before Sublessee commences business in the Sublease
                     Premises:

                     Euro Brokers Inc.
                     One New York Plaza, 16th Floor
                     New York, New York 10292
                     Attention: General Counsel

                     After Sublessee commences business in the Sublease
                     Premises:

                     Euro Brokers Inc.
                     One Seaport Plaza
                     199 Water Street
                     New York, New York 10292
                     Attention: General Counsel



                           [NO FURTHER TEXT THIS PAGE]

                              Page 70 of 117 Pages

       IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



LANDLORD:                              RESNICK SEAPORT, LLC
--------


                                       By: /s/ SCOTT N. RESNICK
                                           -------------------------------------
                                           Name:  Scott N. Resnick
                                           Title: Vice President



SUBLANDLORD:                           PRUDENTIAL SECURITIES INCORPORATED
-----------


                                       By: /s/ ROBERT S. KAPLAN
                                           -------------------------------------
                                           Name:  Robert S. Kaplan
                                           Title: Senior Vice President



SUBTENANT:                             EURO BROKERS INC.
---------


                                       By: /s/ KEITH E. REIHL
                                           -------------------------------------
                                           Name:  Keith E. Reihl
                                           Title: Chief Operating Officer

                              Page 71 of 117 Pages

                                    Exhibit A
                                    ---------

                        EXPEDITED ARBITRATION PROCEDURES

       Whenever Subtenant alleges that Landlord has acted unreasonably with respect to a matter arising under this Sublease with respect to which Landlord is obligated to be reasonable (but not with respect to any matter which is within Landlord's sole discretion), Subtenant's sole remedy therefor shall be to bring an action for declaratory judgment or specific performance requiring Landlord to act reasonably in the applicable matter or, in the alternative, Subtenant may send a notice to Landlord specifying the matter with respect to which it alleges that Landlord acted unreasonably and electing to have the dispute resolved by an expedited hearing procedure conducted in accordance with the rules of the American Arbitration Association as then in effect in New York City, and subject also to the following:

              (1) The hearing officer shall have no authority to make any determination other than to require Landlord to act in a reasonable manner as to the matter in dispute.

              (2) The determination by the hearing officer shall be conclusive upon the parties and shall be made within seven (7) days after the hearing is completed.

              (3) If Landlord is determined not to have acted unreasonably, Subtenant shall pay the fees of the hearing officer. If Landlord is determined to have acted unreasonably, Landlord shall pay such fees.

                              Page 72 of 117 Pages

                                    Exhibit B
                                    ---------

                         SUBLET AND ASSIGNMENT PROVISION
                         -------------------------------

       Except as expressly permitted below, Subtenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber the Sublease, nor sub-sublet, or suffer or permit the Sublease Premises or any part thereof to be used by others, without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld, delayed or conditioned. If the Sublease be assigned, or if the Sublease Premises or any part thereof be sub-sublet or occupied by anybody other than Subtenant, Landlord may, after default by Subtenant (and the expiration of any applicable notice and cure period), collect rent from the assignee, sub-subtenant or occupant, and apply the net amount collected to the rent reserved in the Sublease, but no such assignment, sub-subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, sub-subtenant or occupant as tenant, or a release of Subtenant from the further performance by Subtenant of covenants on the part of Subtenant contained in the Sublease and/or this Agreement. The consent by Landlord to an assignment or sub-subletting shall not in any wise be construed to relieve Subtenant from obtaining the express consent in writing of Landlord to any further assignment or sub-subletting.

       (a) Subtenant shall neither: (i) publicly advertise all or any part of the Sublease Premises at a rental rate less than the rental rate at which Landlord is then offering to lease comparable space in the Building (Subtenant may, however, in fact sub-sublet or permit the occupancy of all or any part of the Subleased Premises at a rental rate less than the rental rate at which Landlord is then offering to lease comparable space in the Building, provided same is not advertised); or (ii) to the extent Landlord has or will in the next fourteen (14) month period have comparable space available for leasing in the Building, assign the Sublease to or sub-sublet to or permit the occupancy of all or any part of the Sublease Premises by any other party that is then a tenant, subtenant, licensee or occupant of any space in the Building or that has negotiated with Landlord for space in the Building within the twelve (12) month period preceding the date of Landlord's receipt of Subtenant's Notice (as hereinafter defined), nor shall Subtenant accept an assignment of a lease or sub-sublet space from any tenant, subtenant, licensee or occupant of any space in the Building (other than from Sublandlord in connection with Subtenant's exercise of its Right of First Offer (as such term is defined in the Sublease)).

       (b) If Subtenant wishes to assign the Sublease (with the term "assign" meaning a transfer of more than a fifty percent (50%) beneficial interest in Subtenant, whether such transfer occurs at one time, or in a series of related transactions, and whether of stock, partnership interest or otherwise, by any party in interest, to the extent the primary purpose thereof is to effectively assign the beneficial interest in the Sublease, subject, however to clause (k) below, and provided that this sentence shall not apply to a tenant whose stock is traded on a recognized security exchange or over-the-counter market (a "Public Company")), sub-sublet all or any part of the Sublease Premises or permit the Sublease Premises to be occupied by any other party (any occupancy by a third party being deemed a sub-sublease and the occupant being deemed a sub-subtenant), then, Subtenant shall first notify Landlord ("Subtenant's Notice"), specifying and/or providing, as the case may be, (1) the name of the proposed assignee or sub-subtenant, (2) the name and character of its business,

                              Page 73 of 117 Pages

(3) its proposed use of the premises, (4) in connection with an assignment, the terms thereof and the proposed effective date thereof, (5) in connection with a sub-subletting, the terms thereof and the proposed commencement and expiration dates of the proposed sub-sublease, (6) current information as to the financial responsibility and standing of the proposed assignee or sub-subtenant, and (7) such other information as Landlord reasonably requests. If only a portion of the Sublease Premises (not constituting an entire floor of the Building) is to be so sub-sublet, Subtenant's Notice shall be accompanied by a reasonably accurate floor plan, indicating such portion. The portion of the Sublease Premises to which such proposed assignment or sub-sublease is to be applicable is hereinafter referred to as the "Space" (which term shall be deemed to mean the entire Sublease Premises in the event that Subtenant's proposed transaction is a sub-sublease of the entire Sublease Premises or an assignment).

       (c) Each Subtenant's Notice shall be deemed a request by Subtenant for Landlord to consent to the applicable assignment or sub-subletting transaction. Landlord shall not unreasonably withhold, delay or condition its consent to the proposed assignment or sub-sublease, it being agreed that Landlord's consent review shall be based solely upon its review of the factors set forth in items
(1), (2), (3) and (6) in Subtenant's Notice, and whether or not the term of any proposed sub-sublease extends beyond the term of the Sublease (such items and review of the sub-sublease term, collectively, the "Compliance Requirements"). Any consent granted by Landlord pursuant to this clause (c) shall be deemed of no effect if such assignment or sub-sublease is not consummated within ninety
(90) days after such consent is given (in which event, Subtenant may re-submit a Subtenant's Notice with respect to such assignment or sub-subletting, and the provisions of this clause (c) shall again apply) pursuant to a written agreement conforming to and/or memorializing, as the case may be, items (1), (2) and (3) (and the approved term of the applicable sub-sublease) of the Compliance Requirements and, with respect to item (6) of the Compliance Requirements, it shall be a condition to the effectiveness of such consent that there shall not have occurred within such ninety (90) day period (or, if earlier, the date upon which the assignment or sublease shall have been executed) any material deterioration in the financial condition of the proposed assignee or sub-subtenant from that shown on the financial materials previously delivered to Landlord that would make such proposed assignee or sub-subtenant no longer reasonably acceptable to Landlord from a financial condition point of view.

       (d) No assignment of the Sublease shall be effective unless and until Subtenant delivers to Landlord duplicate originals of the instrument of assignment (wherein the assignee assumes the performance of Subtenant's obligations under the Sublease) and any accompanying documents (except that in connection with an assignment effectuated pursuant to a transaction described in clauses (k)(ii), (k)(iii) and (k)(iv) below, copies of the instrument of assignment and any accompanying documents shall be sufficient).

       (e) In the event of any assignment of the Sublease, Landlord and the assignee may modify the Sublease in any manner, without notice to Subtenant or Subtenant's prior consent, without thereby terminating Subtenant's liability for the performance of its obligations under the Sublease, except that any such modification that, in any way, increases any of such obligations or increases any actual or potential liability of Subtenant shall not, to the extent of such increase only, be binding upon Subtenant.

                              Page 74 of 117 Pages

       (f) No sub-sublease of all or any part of the Sublease Premises shall be effective unless and until Subtenant delivers to Landlord duplicate originals of the instrument of sub-sublease (containing the provision required by clause
(j) below) and any accompanying documents. Any such sub-sublease shall be subject and subordinate to the Sublease.

       (g) Notwithstanding anything to the contrary contained in this Agreement, including, without limitation, the provisions of clause (c) above, any sub-sublease shall contain (or shall be deemed to not be consented to by Landlord) substantially the following provisions:

              "In the event of a default under any underlying lease of all or any portion of the premises demised hereby that results in the termination of such lease, the subtenant hereunder shall, at the option of the lessor under any such lease ("Underlying Lessor"), attorn to and recognize the Underlying Lessor as landlord hereunder and shall, promptly upon the Underlying Lessor's request, execute and deliver all instruments necessary or appropriate to confirm such attornment and recognition. Notwithstanding such attornment and recognition, the Underlying Lessor shall not (a) be liable for any previous act or omission of the landlord under this sublease, (b) be subject to any offset, not expressly provided for in this sublease, that shall have accrued to the subtenant hereunder against said landlord, or (c) be bound by any modification of this sublease or by any prepayment of more than one month's rent, unless such modification or prepayment shall have been previously approved in writing by the Underlying Lessor. The subtenant hereunder hereby waives all rights under any present or future law to elect, by reason of the termination of such underlying lease, to terminate this sublease or surrender possession of the premises demised hereby. This sublease may not be assigned or the premises demised hereunder further sublet, in whole or in part, without the prior written consent of the Underlying Lessor, which consent may be withheld in Underlying Lessor's sole discretion. Anything in this provision to the contrary notwithstanding, Underlying Lessor's consent shall not be required in connection with an assignment of this sublease to any corporation or entity that is a successor to subtenant either by merger or consolidation."

Notwithstanding the foregoing, if the premises demised under the aforementioned sub-sublease is for more than 20,000 rentable square feet and for a term of five
(5) years or more, then the foregoing provision may be modified to reflect that such subtenant may assign or further sublet the premises demised thereunder, subject to Landlord's prior written consent, which consent will not be unreasonably withheld, conditioned or delayed.

       (h) No assignment or sub-sublease, whether or not consented to by Landlord and whether or not any such consent is required, shall release Subtenant from its liability for the performance of Subtenant's obligations under the Sublease during the balance of the term thereof. Landlord's consent to any assignment or sub-sublease shall not constitute its consent to any (i) further assignment of the Sublease or of any permitted sub-sublease or (ii) further sub-sublease of all or any portion of the Sublease Premises or under any

                              Page 75 of 117 Pages
permitted sublease. If a sub-sublease to which Landlord has consented is assigned or all or any portion of the premises demised thereunder is sub-sublet without the consent of Landlord in each instance obtained, Subtenant shall immediately terminate such sub-sublease, or arrange for the termination thereof, and proceed expeditiously to have the occupant thereunder dispossessed.

       (i) Subtenant shall pay to Landlord, promptly upon demand therefor, all out-of-pocket costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) reasonably incurred by Landlord in connection with any assignment of the Sublease or sub-sublease of all or any part of the Sublease Premises.

       (j) If Landlord gives its consent to any assignment of the Sublease or to any sublease or if Subtenant otherwise enters into any assignment or sublease permitted hereunder (other than pursuant to clause (k) below, in which case this clause (j) shall not apply), Subtenant shall in consideration therefor, pay to Landlord, as and when payable to Subtenant:

              (1) in the case of an assignment, fifty (50%) percent of the amount, if any, by which (a) all sums and other considerations paid to Subtenant by the assignee for or by reason of such assignment (including, but not limited to, sums paid for the sale of Subtenant's fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property less the then fair market value thereof) exceeds (b) the amount of any rental concessions and work allowance granted by Subtenant or costs incurred by Subtenant in preparing the demised premises for the assignee's occupancy, plus all reasonable and customary out-of- pocket expense reasonably incurred by Subtenant directly relating to such assignment, such as the New York State and City Transfer Taxes (but not income taxes), brokerage commissions, engineering, advertising and promotion expenses and legal fees; and

              (2) in the case of a sublease, fifty (50%) percent of the amount, if any, by which (a) any rents, additional charges or other consideration payable under the sub-sublease to Subtenant by the sub-subtenant (including, but not limited to, sums paid for the sale or rental of Subtenant's fixtures, leasehold improvements, equipment, furniture or other personal property, less, in the case of a sale thereof, the then fair market value thereof) exceeds (b) the sum of (x) the Base Rent, Additional Rent and all other charges accruing during the term of the sub-sublease in respect of the Space (at the rate per square foot payable by Subtenant under the Sublease) pursuant to the terms of the Sublease and (y) the amount of any rental concessions and work allowance granted by Subtenant or costs incurred by Subtenant in physically separating the Space from the rest of the demised premises or otherwise in preparing the Space for the sub-subtenant's occupancy, plus all reasonable and customary out-of-pocket expenses reasonably incurred by Subtenant directly relating to such sub-subletting, such as the New York State and City Transfer Taxes (but not income taxes), brokerage commissions, engineering, advertising and promotion expenses and legal fees.

       (k) Anything in this Exhibit B to the contrary notwithstanding, but subject to clauses (a)(i), (d), (e), (f), (g), (h) and (i) of this Exhibit B, Landlord's consent shall not be required (and clauses (a)(ii), (b), (c) and (j) shall not apply) to (i) any sub-sublease or assignment to, or occupancy by, any party controlling, controlled by or under common control with Subtenant ("control" and its variants meaning ownership of fifty (50%) percent or more of

                              Page 76 of 117 Pages
the equity interests in the party in question) (the entities described in this clause (i) being herein referred to as "Affiliates"); (ii) Subtenant's assignment of the Sublease to any purchaser of all or substantially all of Subtenant's assets; (iii) an acquisition of more than a fifty (50%) percent interest in the stock, partnership or other equity interest of Subtenant or any direct or indirect parent entity of Subtenant (except that a transfer of fifty (50%) percent or more of the stock of a Public Company is permitted without regard to any net worth test set forth in the proviso at the end of this sentence); (iv) an assignment of this lease to any corporation or entity that is a successor to Subtenant either by merger or consolidation; or (v) any occupancy of the Sublease Premises by Desk Users (as hereinafter defined); provided, however, in the case of a transaction described in clause (ii), (iii) or (iv), that the net worth of the entity constituting Subtenant after the consummation of the transaction in question is not less than that of Subtenant immediately prior thereto, and that notice of such transaction (accompanied by a certification of the net worth of the entity constituting Subtenant after the consummation of the transaction in question) be provided to Landlord promptly following the consummation thereof. A transaction involving fifty (50%) percent or less of an interest in the stock, partnership or other equity interest of Subtenant or any direct or indirect parent entity of Subtenant shall not require Landlord's consent. As used in this Exhibit B, the term "Desk User" shall mean persons or entities using portions of the Sublease Premises under so called "desk sharing" arrangements which are an affiliate of Subtenant or which are providing a business service to Subtenant or any affiliate, or in which Subtenant or any affiliate has a material continuing economic interest (any such person or entity, a "User"), and which User shall only use desk space in the Sublease Premises for the purposes permitted by the Sublease, subject to and in compliance with the following terms and conditions:

              (1) a User shall have no rights under the Sublease and Landlord shall have no liability or obligation to any User under the Sublease or for any reason whatsoever in connection with the use or occupancy of the Sublease Premises;

              (2) no more than 5,000 rentable square feet of the Sublease Premises shall be occupied by Users; provided, that this clause (2) shall not apply to Users which are affiliates of Tenant;

              (3) the space to be used and/or occupied by any User shall not be separately demised;

              (4) any breach or violation of this Sublease by a User shall be deemed to be and shall constitute a default by Subtenant under this Sublease, and any act or omission of a User shall be deemed to be and shall constitute the act or omission of Subtenant under the Sublease;

              (5) the right of a User to occupy a portion of the Sublease Premises shall automatically terminate upon the expiration or earlier termination of the Sublease and Subtenant shall not collect any rent from a User in excess of the rent payable by Subtenant under the Sublease on a per square foot basis;

                              Page 77 of 117 Pages

              (6) Subtenant hereby indemnifies and holds harmless Landlord, the holder of any mortgage on the Building and/or the lessor under any ground lease on the Building against loss, claim or damage arising from the acts or omission of any User; and

              (7) no User shall be entitled, directly or indirectly, to diplomatic or sovereign immunity and each User shall be subject to the service of process at and the jurisdiction of the courts of, the State of New York.

                              Page 78 of 117 Pages

                                    Exhibit C
                                    ---------

                                   ALTERATIONS

       (a) Subtenant, without Landlord's prior consent, may make or perform, or permit the making or performance of, any alterations, installations, improvements, additions or other physical changes in or about the Sublease Premises that are nonstructural, do not affect the Building's exterior, and do not adversely affect the Building's systems or facilities, other than Subtenant's distribution of such systems or facilities within the Sublease Premises (collectively, "Non-Structural Alterations"). Landlord acknowledges and agrees that rerouting electrical power or the distribution of building services within the Sublease Premises, or installing, removing or moving trading desks, installing or removing outlets, installing or removing raised flooring, or installing or removing non-structural partition walls within the Sublease Premises are (unless the same adversely affects Building systems or facilities, other than Subtenant's distribution of such systems or facilities within the Sublease Premises) each Non-Structural Alterations. Alterations that are not Non-Structural Alterations are referred to herein as "Structural Alterations" and Non-Structural Alterations and Structural Alterations are sometimes collectively referred to herein as "Alterations".

       (b) Subtenant shall not make or perform, or permit the making or performance of, any Structural Alterations without Landlord's prior consent, which consent shall not be unreasonably withheld, delayed or conditioned, provided that such Alterations (i) are performed only by contractors or mechanics approved by Landlord (which approval will not be unreasonably withheld, delayed or conditioned), (ii) do not adversely affect any part of the Building other than the Sublease Premises, (iii) do not adversely affect the Building systems (other than Subtenant's distribution of such systems or facilities within the Sublease Premises), and (iv) do not reduce the value or utility of the Building. The contractors set forth on the Contractor List exhibit annexed to the Sublease are acceptable to Landlord for Subtenant's initial alterations to the Sublease Premises, and unless Landlord shall remove any such contractor from the Contractor List by written notice given (at any time) to Subtenant, for Subtenant's subsequent alterations to the Sublease Premises (the foregoing consent notwithstanding, however, this sentence shall in no way affect or modify the provisions relating to labor disharmony and interference set forth in clause (c) below).

       (c) All Alterations shall be done at Subtenant's expense and at such times and in such manner as Landlord may from time to time reasonably designate pursuant to such reasonable rules as may from time to time be in effect generally for the Building (the "Alteration Rules"). The current Alteration Rules are annexed as Exhibit C-1. Landlord shall not enforce the Alteration Rules against Subtenant in a discriminatory manner. Prior to making any (1) Structural Alterations, Subtenant shall submit to Landlord detailed plans and specifications, including layout, architectural, mechanical and structural drawings (except that if the proposed Structural Alterations are minor, Subtenant shall only be required to deliver plans in such detail as is reasonably warranted by the nature of the work), for each proposed Structural Alteration and shall not commence any Structural Alteration without first obtaining Landlord's approval of such plans and specifications (which approval will not be unreasonably withheld, delayed or conditioned to the extent that Landlord is required to not unreasonably withhold approval of the Alteration itself), (2) Alteration, Subtenant shall, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental

                              Page 79 of 117 Pages
bodies (and Landlord agrees to perform, at Subtenant's reasonable request and expense, such ministerial acts as may be required of it as Building owner in connection therewith), and (3) Structural Alterations, Subtenant shall furnish to Landlord certificates of policies of worker's compensation insurance (covering all persons to be employed by Subtenant and Subtenant's contractors and subcontractors in connection with such Alteration) and comprehensive public liability (including property damage coverage) insurance in such form, with such companies, for such periods and in such amounts as Landlord may reasonably require, naming Landlord and its agents as additional insureds. Upon completion of such Alteration, Subtenant, at Subtenant's expense, shall obtain certificates of final approval of such Alteration required by any governmental or quasi-governmental bodies and shall furnish Landlord with copies thereof, and for any Structural Alteration shall deliver to Landlord "as built" plans and specifications (or plans and specifications marked by Subtenant's contractor to show final changes thereto) within thirty (30) days of the completion thereof. All Alterations shall be made and performed in accordance with the Alteration Rules; all materials and equipment to be incorporated in the Sublease Premises as a result of all Alterations shall be of good quality; and no such materials or equipment shall be subject to any lien, encumbrance, chattel mortgage, title retention or security agreement. Subtenant shall not, at any time prior to or during the Term, directly or indirectly employ, or permit the employment of, any contractor, mechanic or laborer in the Sublease Premises, whether in connection with any Alteration or otherwise, if, in Landlord's sole but good faith discretion, such employment will interfere or cause any labor disharmony with other contractors, mechanics, or laborers engaged in the construction, maintenance or operation of the Building by Landlord, Subtenant or others. In the event of any such interference or disharmony, Subtenant, upon demand of Landlord, shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Building immediately.

       (b) No approval of any plans or specifications by Landlord or consent by Landlord allowing Subtenant to make any Alterations or any inspection of Alterations made by or for Landlord shall in any way be deemed to be an agreement by Landlord that the contemplated Alterations comply with any legal requirements or insurance requirements or the certificate of occupancy for the Building nor shall it be deemed to be a waiver by Landlord of the compliance by Subtenant of any provision of this lease.

       (c) Subtenant shall promptly reimburse Landlord for all reasonable, out-of-pocket fees, costs and expenses paid to third parties including, but not limited to, those of architects and engineers, reasonably incurred by Landlord in connection with the review of Subtenant's plans and specifications for any Alteration. Landlord agrees to retain outside experts only when the nature or complexity of Subtenant's proposed Alterations is beyond the expertise of its in-house personnel.

                              Page 80 of 117 Pages

                                   Exhibit C-1
                                   -----------

                                ALTERATION RULES

       All costs and expenses in connection with or arising out of the performance of the work shall be borne by Subtenant, and all payments thereof shall be made by Subtenant promptly as they become due.

       All material, as well as construction methods and installations used in the performance of the work, shall conform to the best quality standards of the industry for First Class Office Buildings.

       All work performed by Subtenant shall comply with all applicable requirements of local laws.

       Subtenant shall perform all work in a safe and workmanlike manner and in compliance with law and all other requirements of the Sublease. This compliance shall include the filing of plans and other documents as required, and the procuring of any required licenses or permits, prior to commencement of any work. Subtenant shall submit copies of the following to Landlord:

       (A)    Copy of BEC-16A - when filed by electrical contractor.
       (B)    Copy of BEC-16A - when application number is assigned to job.
       (C)    Copy of approval when work is inspected and approved.
       (D)    Copy of approval from Fire Underwriters.

       Landlord shall have no responsibility for or in connection with the work performed by or on behalf of Subtenant and Subtenant will remedy at its expense and be responsible for any and all defects in all such work that may appear during or after the completion thereof, whether the same shall affect the Sublease Premises in particular or any part of the Building.

       Landlord and its agents shall not be responsible for any disturbances or deficiency created in the air conditioning or other mechanical, electrical or structural facilities within the Building as a result of the work. If such disturbances or deficiencies result, Subtenant shall correct the resulting conditions and restore the services to the reasonable satisfaction of Landlord and its architect and engineers.

       If the performance of this work shall require that additional services or facilities (including but without limiting the generality of the foregoing, extra elevator and cleaning services) be provided, Subtenant shall pay Landlord the Building standard charge therefor.

       Subtenant's workers and mechanics must work in harmony, and not interfere with, any labor employed by Landlord, Landlord's mechanics or contractors or by any other tenant or its contractors.

       Subtenant's General Contractor shall have a competent Superintendent on the job that can be reached at any time work is in progress.

                              Page 81 of 117 Pages

       Subtenant's contractors shall comply with the rules of the Building as to the hours of availability of the Building elevators and as to the manner of handling materials, equipment and debris to avoid conflict and interference with Building operations.

       Subtenant's contractors shall make available fire extinguishes as required by law, but not less than the following:

       (A)    For alterations up to 3,000 sq. ft. - one (1) fire extinguisher;
and
       (B) For alterations over 3,000 sq. ft. - one (1) fire extinguisher for every additional 3,000 sq. ft. thereover.

       Subtenant's General Contractor shall furnish a list of all sub-contractors to Landlord prior to beginning work and shall employ men and means to insure so far as may be possible the usual operation of the Building without interruption on account of strikes, work stoppages, jurisdictional disputes or similar causes.

       Any rigging of equipment must be checked with Landlord for weight. Such equipment must be moved into the building after 5:30 p.m. All necessary permits, approvals and licenses for such rigging shall be provided to Landlord prior to any work starting.

       The use of the service entrance during other than business hours may require use of security, elevator operator personnel, etc. which must be arranged for 24 hours in advance, and services of Building personnel will be charged to Subtenant. The Subtenant or its contractor shall provide Landlord with a written order in advance or, if arranged for orally, a written confirming order will be required.

       All employees of the contractor and sub-contractor shall be signed in and out by the Superintendent or his assistant at the lobby desk, or other location designated and may be required to wear badges at all times.

       The delivery of materials, equipment and removal of debris must be arranged to avoid any inconvenience to and annoyance of other occupants of the Building. Cleaning must be controlled to prevent dirt and dust from infiltrating into adjacent tenant or mechanical areas.

       After good faith consultation and Subtenant's failure thereafter to rectify any breach, Landlord expressly reserves the right to revoke its consent upon notice to Subtenant in the event of the breach of any of the terms or conditions hereof.

       Nothing herein contained shall be construed as (A) constituting Subtenant as Landlord's agent (Subtenant to do the work herein as principal), or (B) a waiver by Landlord or Subtenant of any of the terms or provisions of the lease, Landlord's consent and approval as aforesaid being hereby made subject thereto.

       Subtenant agrees to comply with such additional reasonable rules and regulations as are established from time to time by the Building Manager (consistent with the operation of first class office buildings) during the course of the work, which do not diminish any of Subtenant's rights under the Sublease.

                              Page 82 of 117 Pages

       All employees of the contractor or sub-contractor will use the freight elevator for access to and from the floor under construction.

       Any noisy work that will interfere with the quiet enjoyment of any other premises must be performed during the hours before 8:00 a.m. or after 6:00 p.m. (e.g., demolition, drilling into slab).

       The building office must be notified prior to any welding, or sweating of pipe to prevent false fire alarms.

       Proper permits must be presented to the Building Manager before any gas (i.e. propane or acetylene, etc.) can be brought into the Building. All such tanks are to be removed at the end of each day and a proper fire watch maintained while this equipment is being used.

       All elevators, lobbies, machine rooms, electrical rooms, perimeter induction units, elevator equipment, and fire alarm equipment shall be provided with protection to prevent dust and dirt from entering.

       All rubbish as a result of work shall be removed from the building as soon as possible and premises kept reasonably clean at all times. Rubbish containers may not be stored in loading dock and must be promptly removed when emptied. When working on multi-tenant floor, containers must be removed from floor during non-business hours.

       Tie-ins to mechanical, electrical, and other building services are to be made during other than normal business hours, and after equipment is shut down, and only with the prior approval of Landlord, which will not be unreasonably withheld, and under the supervision of the Building Manager.

       The Lobby is not to be used as place of business by contractors or "drop off" or "pick up" point for any messengers or delivery men. Our staff are not authorized to accept any packages for tenants or contractors.

       No contractor or sub-contractor is to enter any space other than the space that he was given access to through the Building Office.

                              Page 83 of 117 Pages

                                    Exhibit D
                                    ---------

                                RENEWAL PROVISION

       (a) Provided that the Sublease is then in full force and effect, Subtenant is not in default thereunder or under this Agreement after notice and the expiration of any applicable grace period, and Subtenant (together with Affiliates of the Named Tenant (as hereinafter defined) (or Affiliates of any Vested Successor (as hereinafter defined), if applicable) and permitted Desk Users) shall occupy at least 75% of the rentable square footage of the Sublease Premises (the "Threshold Portion"), Subtenant shall have the option (the "Extension Option") to extend the Term for one (1) additional period of five (5) years (the "Extension Term"). The Extension Term shall commence on the day after the initial Expiration Date and shall expire on the fifth (5th) anniversary of the initial Expiration Date unless the Extension Term shall sooner end pursuant to any of the terms, covenants or conditions of the Sublease, this Agreement or pursuant to law. Subtenant shall give Landlord written notice (the "Extension Notice") of Subtenant's exercise of such option on or before the date that is two (2) years prior to the initial Expiration Date (the time of exercise being of the essence), and upon Subtenant timely giving such notice, the Term shall be extended without execution or delivery of any other or further documents, with the same force and effect as if the Extension Term had originally been included in the Term; the word "Term," whenever used in the Sublease or this Agreement, shall include the Extension Term; and the Expiration Date shall thereupon be deemed to be the last day of the Extension Term. All of the terms, covenants and conditions of the Sublease shall continue in full force and effect during the Extension Term, including items of additional rent and escalation, which shall remain payable on the terms (including the base years) herein set forth, except that: (i) the Base Rent shall be as determined in accordance with clause (b) of this Exhibit D, (ii) there shall be no rent concession, work or work allowance to be furnished by Landlord, and (iii) Subtenant shall have no further right to extend the Term. Notwithstanding the foregoing, or anything else to the contrary contained in this Exhibit D, this Agreement, the Overlease or the Sublease, (x) if, on the date that is eighteen (18) months prior to the initial Expiration Date (the "Availability Date"), the Sublease Premises shall not be Available (as hereinafter defined), then Subtenant shall not be entitled to the Extension Option and the provisions contained in this Exhibit D shall be void, and of no force and effect and (y) Subtenant's Extension Option may only be exercised by the Named Tenant and shall be deemed null and void and of no force and effect if the Named Tenant or any Vested Successor, together with any Affiliates of the Named Tenant (or Affiliates of any Vested Successor, if applicable) and permitted Desk Users, shall no longer be occupying the Threshold Portion of the Sublease Premises. As used herein, the term "Named Tenant" shall mean Euro Brokers Inc., and any of its successors by merger, consolidation or the purchase of all or substantially all of its assets (such successor, together with such successor's successors by merger, consolidation, or the purchase of all or substantially all of its assets, a "Vested Successor")); the term "Named Tenant" shall not include the successors and assigns of Euro Brokers Inc. or a Vested Successor, but shall include a successor or assign that is an Affiliate of Euro Brokers Inc. or an Affiliate of a Vested Successor.

       (b) The Base Rent payable by Subtenant for the Sublease Premises during the Extension Term shall be the greater of (i) the Base Rent being paid as part of the Direct Sublease Rent payable during the last year of the initial Term and (ii) ninety-five percent (95%) the fair market rental value of the Sublease Premises based upon the criteria set forth in subsection (3) of this clause (b) (the "FMRV"), determined as follows:

                              Page 84 of 117 Pages

              (1) Beginning on the date that is two (2) years prior to the commencement of the Extension Term, then provided that Subtenant has timely delivered the Extension Notice, Landlord and Subtenant shall negotiate in good faith to agree upon the FMRV. If Landlord and Subtenant cannot reach agreement by the date that is eighteen (18) months prior to the commencement of the Extension Term, Landlord and Subtenant shall each select a reputable, qualified, licensed real estate broker having an office in New York County, having at least ten (10) years of experience as a licensed real estate broker, and familiar with the rentals then being charged in the Building and in comparable buildings in downtown Manhattan for the type of space represented by the Sublease Premises (such brokers are referred to herein, respectively, as "Landlord's Broker" and "Subtenant's Broker"), who shall confer promptly after their selection by Landlord and Subtenant and shall negotiate in good faith to agree upon the FMRV. If Landlord's Broker and Subtenant's Broker cannot reach agreement by the date that is twelve (12) months prior to the commencement of the Extension Term, then (except if the FMRV is to be determined pursuant to the first sentence of paragraph (2) below), no later than the date that is eight (8) months prior to the commencement of the Extension Term, they shall designate a third reputable, qualified, licensed real estate broker having an office in New York County, having at least ten (10) years of experience as a licensed real estate broker, and familiar with the rentals then being charged in the Building and in comparable buildings in downtown Manhattan for the type of space represented by the premises (the "Independent Broker"). Upon the failure of Landlord's Broker and Subtenant's Broker timely to agree upon the designation of the Independent Broker, then the Independent Broker shall be appointed by a Justice of the Supreme Court of the State of New York upon ten (10) days notice, or by any other court in New York County having jurisdiction and exercising functions similar to those exercised by the Supreme Court of the State of New York. Concurrently with such appointment, Landlord's Broker and Subtenant's Broker shall each submit a letter to the Independent Broker, with a copy to Landlord and Subtenant, setting forth such broker's estimate of the FMRV, taking into consideration the factors referenced in subsection (3) of this clause (b) (respectively "Landlord's Broker's Letter" and "Subtenant's Broker's Letter").

              (2) If the FMRV's set forth in Landlord's Broker's Letter and Subtenant's Broker's Letter differ by 5% or less for each year during the Extension Term, the FMRV shall be deemed the average of the FMRV's set forth in Landlord's Broker's Letter and Subtenant's Broker's Letter. If such differential is more than 5%, and the Landlord and Subtenant do not reach agreement within five (5) days after the designation of Independent Broker (as designated pursuant to paragraph (1) above), the Independent Broker shall conduct such investigations and hearings as he or she may deem appropriate and shall, within sixty (60) days after the date of his or her designation, choose either the FMRV set forth in Landlord's Broker's Letter or that set forth in Subtenant's Broker's Letter to be the FMRV and such choice shall be binding upon Landlord and Subtenant. Landlord and Subtenant shall each pay the fees and expenses of its respective broker. The fees and expenses of the Independent Broker shall be shared equally by Landlord and Subtenant.

              (3) The FMRV shall be the fair market rental value, as of the first day of the Extension Term, of space comparable to the Sublease Premises in downtown Manhattan, taking into account the then existing condition of the

                              Page 85 of 117 Pages
premises (assuming Subtenant maintained the Sublease Premises in accordance with the Sublease), the nature of the escalation provisions and the base years as set forth in the Sublease, which shall not be changed, the absence of any rent concession or work contribution from Landlord, and all other relevant circumstances.

       (c) If the Base Rent for the Extension Term has not been determined by the first day thereof, then the Base Rent to be paid by Subtenant to Landlord until such determination has been made shall be the FMRV set forth in Landlord's Broker's Letter. After such determination has been made, any excess rental theretofore paid by Subtenant to Landlord shall be credited by Landlord against the next ensuing installment(s) of Base Rent and additional rent payable by Subtenant to Landlord, such credit to include interest at the Prime Rate (as hereinafter defined) on the amount of such excess rental from the date paid by Subtenant to Landlord through the date so credited (and applied) back to Subtenant. The term "Prime Rate" means a per annum rate equal to the prime commercial lending rate of Citibank, N.A. (or any successor bank thereto), as published from time to time in the New York Times (or if the New York Times shall cease to exist, another nationally recognized daily periodical reasonably selected by Landlord)."

       (d) Promptly after the Base Rent has been determined, Landlord and Subtenant shall execute, acknowledge and deliver an agreement setting forth the Base Rent for the Extension Term, as finally determined, provided that the failure of the parties to do so shall not affect their respective rights and obligations under the Sublease.

       (e) As used herein, the term "Available" shall mean, as to the Sublease Premises, either that, on the Availability Date, (x) there shall not be on-going any good faith negotiations between Landlord and any third party to lease five (5) full contiguous floors or more in the Building, at least two (2) floors of which are comprised of the Sublease Premises, from and after the Expiration Date for all or some portion of the Extension Term, or (y) there shall not be a lease or other written agreement between Landlord and any third party to lease five (5) full contiguous floors or more in the Building, at least two (2) floors of which are comprised of the Sublease Premises, from and after the Expiration Date for all or some portion of the Extension Term.

                              Page 86 of 117 Pages

                                    Exhibit E
                                    ---------

                              RIGHT OF FIRST OFFER

       (a) Provided (x) the Sublease shall not have been terminated, (y) Subtenant shall not be in default under the Sublease beyond applicable notice and grace periods and (z) Subtenant (together with Affiliates of the Named Tenant (as defined in Exhibit D to this Agreement) (or Affiliates of any Vested Successor (as defined in Exhibit D to this Agreement), if applicable) and permitted Desk Users) shall be in occupancy of at least 75% of the rentable square footage of the Sublease Premises (the "Threshold Portion"), then if at any time during the Term the Offer Space either becomes, or Landlord reasonably anticipates that within the next 18 months the Offer Space will become, Available, Landlord shall give to Subtenant a notice ("Offer Notice") thereof, specifying the material terms upon which Landlord would be willing to lease the Offer Space to Subtenant, including, without limitation, (i) the date or estimated date that the Offer Space has or shall become Available, (ii) the term of such lease; it being agreed, however, that at Subtenant's option which must be exercised (or it shall be irrevocably deemed waived) in Subtenant's Acceptance Notice (as hereinafter defined), Subtenant may elect to have the term of the lease entered into for the Offer Space pursuant to this Exhibit E be co-terminus with the Term of the Sublease; (iii) the base annual rent for the Offer Space, (iv) the applicable base year for taxes and operating expenses and Subtenant's proportionate share therefor (or, if calculated in a different manner, the method by which Subtenant's share of taxes and operating expenses shall be calculated) and (v) any work allowances, free rent periods or other concessions. Subtenant acknowledges and agrees that the Offer Space Option is a one-time right and Landlord shall have no obligation to give to Subtenant more than one Offer Notice. Notwithstanding the foregoing, or anything else to the contrary contained in this Exhibit E, this Agreement, the Overlease or the Sublease, Subtenant's Offer Space Option (as hereinafter defined) may only be exercised by the Named Tenant and shall be deemed null and void and of no force and effect if the Named Tenant or any Vested Successor, together with any Affiliates of the Named Tenant (or Affiliates of any Vested Successor, if applicable) and permitted Desk Users, shall no longer be occupying the Threshold Portion of the Sublease Premises.

       (b) Provided that on the date Subtenant exercises the Offer Space Option and on the OS Inclusion Date (x) the Sublease shall not have been terminated, (y) Subtenant is not then in default of any monetary obligation under the Sublease beyond any applicable notice and cure periods (it being understood that if Subtenant shall be in default of any monetary obligation under the Sublease on the date that Subtenant exercises the Offer Space Option or on the OS Inclusion Date (which default has not then continued beyond applicable notice and cure periods) and such default is ultimately not cured by Subtenant within applicable notice and cure periods, then the Offer Space Option, Subtenant's exercise thereof and any lease created by such exercise, shall be abrogated and rendered null and void) or of any non-monetary obligations under the Sublease beyond any applicable notice and cure periods and
(z) Subtenant (together with any permitted Desk Users) shall be in occupancy of the Threshold Portion of the Sublease Premises, Subtenant shall have the option (the "Offer Space Option") to lease the Offer Space. The Offer Space Option shall be exercisable by Subtenant giving Landlord notice thereof (the "Acceptance Notice") no later than the date (the "Outside Exercise Date") which is fifteen (15) business days after the giving of the Offer Notice (time being of the essence). If the Sublease shall be terminated or if any of the other

                              Page 87 of 117 Pages
conditions to the Offer Space Option shall no longer be satisfied at any time before the OS Inclusion Date, the Offer Space Option, or Subtenant's exercise thereof, or any lease created by any such exercise, shall be abrogated and rendered null and void.

       (c) If Subtenant timely and properly gives the Acceptance Notice, then Landlord and Subtenant shall execute and deliver a lease (the "Offer Space Lease") for the Offer Space upon all of the terms and conditions set forth in the Sublease (as in effect from and after the Succession Date), as modified to reflect the terms contained in the Offer Notice, within 15 business days following the date of receipt of the Offer Space Lease.

       (d) If Subtenant fails to timely (x) give an Acceptance Notice or (y) execute and deliver the Offer Space Lease to Landlord, then Landlord may enter into one or more leases of the Offer Space with third parties on such terms and conditions as Landlord shall determine; provided, however, if the net effective rent under any such lease is more than 10% less than the net effective rent under the Offer Notice, Landlord shall be obligated to deliver a second Offer Notice to Subtenant specifying which of the material terms contained in the original Offer Notice were modified, whereupon the provisions of this Exhibit D shall again apply, except that instead of having fifteen (15) business days to deliver an Acceptance Notice in clause (b) above, Subtenant shall only have five
(5) business days. (ii) the Offer Space Option shall be null and void and of no further force and effect and Landlord shall have no further obligation to offer the Offer Space to Subtenant, and (iii) Subtenant shall, upon demand by Landlord, execute an instrument confirming Subtenant's wavier of, and extinguishing, the Offer Space Option, but the failure by Subtenant to execute any such waiver instrument shall not affect the provisions of clauses (i) and
(ii) in this paragraph.

       (e)    (i)    "Offer Space" means the 17th floor of the Building.

              (ii) "Available" means, as to the Offer Space, that the Offer Space is vacant and free of any present or future possessory right now or hereafter existing in favor of any third party; it being understood that Landlord shall have the unconditional right to extend or renew the lease of the tenant currently occupying the Offer Space (whether or not any such tenant had an extension or renewal right in its lease).

              (iii) "OS Inclusion Date" means the date that Landlord delivers vacant possession of the Offer Space to Subtenant. If Subtenant timely and properly exercises the Offer Space Option and Landlord is unable to deliver possession of the Offer Space to Subtenant for any reason on or before the date on which Landlord anticipates that the Offer Space shall be Available as set forth in the Offer Notice, Landlord shall have no liability to Subtenant therefor and the Sublease shall not in any way be impaired.

                              Page 88 of 117 Pages

                                    Exhibit F
                                    ---------

                           SECURITY DEPOSIT PROVISIONS

       Supplementing the provisions of Section 10 of this Agreement, all of the following provisions shall govern prior to the Succession Date with respect to Landlord holding the Security Deposit:

              (a) It is expressly understood that Landlord is holding the Security Deposit as an accommodation to Sublandlord and Subtenant and as a depository only and is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of any instrument deposited with it, or for the form of execution of such instruments, or for the identity, authority or right of any person executing or depositing the same, or for the terms and conditions of any instrument pursuant to which Landlord or the parties may act.

              (b) In the event any disagreement or dispute shall arise between Sublandlord and Subtenant and/or any other persons resulting in adverse claims and demands being made for the Security Deposit, then, at Landlord's option (i) Landlord may refuse to comply with any claims or demands on it and continue to hold the Security Deposit until (a) Landlord receives written notice signed by Sublandlord, Subtenant and any other person who may have asserted a claim to or made a demand for the Security Deposit directing the disbursement of the Security Deposit, in which event Landlord shall then disburse the Security Deposit in accordance with said direction, or (b) Landlord receives a certified copy of a final and non-appealable judgment of a court of competent jurisdiction directing the disbursement of the Security Deposit, in which event Landlord shall then disburse the Security Deposit in accordance with said direction; or
(ii) in the event Landlord shall receive a written notice advising that a litigation over entitlement to the Security Deposit has been commenced, Landlord may deposit the Security Deposit with the clerk of the court in which said litigation is pending; or (iii) Landlord may deposit the Security Deposit in a court of competent jurisdiction by the commencement of an action for interpleader, the costs thereof to be borne by whichever of Sublandlord and Subtenant is the losing party.

              (c) Landlord shall not be or become liable in any way or to any person for its refusal to comply with adverse claims and demands being made for the Security Deposit. Landlord shall not be responsible for any act or failure to act on its part nor shall it have any liability in connection with its holding the Security Deposit except in the case of its own willful misconduct or gross negligence. Landlord shall be automatically released from all responsibility and liability with respect to the Security Deposit upon Landlord's delivery or deposit of the Security Deposit in accordance with the provisions of this Agreement.

              (d) The duties of Landlord are purely ministerial. Landlord shall not have any duties or responsibilities except those set forth in Section 10 of this Agreement and this Exhibit F and shall not incur any liability in acting upon any signature, notice, request, waiver, consent, receipt or other paper or document believed by Landlord to be genuine, and Landlord may assume that any person purporting to give it any notice on behalf of any party has been duly authorized to do so.

                              Page 89 of 117 Pages

              (e) Landlord may act or refrain from acting in respect of any matter referred to herein in full reliance upon and by and with the advice of counsel which may be selected by it and shall be fully protected in so acting or refraining from acting upon the advice of such counsel.

              (f) Subtenant and Sublandlord hereby jointly and severally agree to indemnify, defend and save Landlord harmless from any and all loss, damage, claims, liabilities, judgments and other cost and expense of every kind and nature which may be incurred by Landlord arising out of its acting as the depository of the Security Deposit (including, without limitation, reasonable attorneys' fees and disbursements) except in the case of its own willful misconduct or gross negligence.

                              Page 90 of 117 Pages